UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 23, 2013 (December 20, 2013)

GENERAL DYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2941 Fairview Park Drive, Suite 100, Falls Church, Virginia	22042-4513
(Address of Principal Executive Offices)	(Zip Code)

(703) 876-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced by General Dynamics Corporation (the “Company”), L. Hugh Redd II, Senior Vice President and Chief Financial Officer, informed the Company of his retirement. Following discussions, the Company and Mr. Redd have entered into a Retirement Agreement dated December 20, 2013, pursuant to which Mr. Redd will retire from the Company effective December 31, 2013. The principal terms of the agreement provide that:

•	Mr. Redd will be paid at his current salary through December 31, 2013.

•	Mr. Redd will remain eligible for a cash bonus under the Company’s executive compensation program for service during 2013, paid in accordance with the Company’s executive compensation program.

•	Mr. Redd will remain eligible to continue his group term life insurance under the Company’s policies by paying the appropriate premiums.

•	Mr. Redd’s coverage under the personal excess liability insurance made available to officers will continue through the current policy period ending June 5, 2014. Thereafter, he may continue such coverage by paying the appropriate premiums unless he has commenced employment with a new employer or allowed coverage to lapse.

•	The calculation of Mr. Redd’s retirement benefits under the Company’s pension plans will include an additional five years and eight months of credit toward Mr. Redd’s age, as well as an additional five years and eight months of both credited and continuous service.

•	Mr. Redd and his eligible dependents may continue to participate in the Company’s medical, dental and vision insurance at active employee rates until December 31, 2014, unless he has commenced employment with a new employer.

•	Unvested grants of restricted stock, performance restricted stock units and stock options held by Mr. Redd will not be forfeited due to termination of employment and will otherwise remain subject to the terms of the applicable equity compensation plan and award agreement.

•	The Company will provide Mr. Redd with financial and tax counseling until April 15, 2015, with an approximate value of $19,000.

•	Mr. Redd will be available to the Company in connection with the investigation or litigation of matters about which Mr. Redd had personal knowledge during his employment with the Company on an hourly basis, subject to limitations.

In consideration for the benefits under the agreement, Mr. Redd agreed to a general release of claims against the Company and customary confidentiality provisions.

The foregoing summary of the terms and conditions of the Retirement Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Retirement Agreement between L. Hugh Redd and General Dynamics Corporation dated December 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

by	/s/ Kimberly A. Kuryea
Kimberly A. Kuryea Vice President and Controller (Authorized Officer and Chief Accounting Officer)

Dated: December 23, 2013